Exhibit 4.4
                                                                     -----------








                            Big Foot Financial Corp.

                       1997 Recognition and Retention Plan








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                           Adopted on October 14, 1997
                        Effective as of December 22, 1997


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                    ARTICLE I

                                    PURPOSE

Section 1.1       General Purpose of the Plan...............................   1

                                   ARTICLE II

                                  DEFINITIONS

Section 2.1       Award.....................................................   1
Section 2.2       Award Date ...............................................   1
Section 2.3       Bank .....................................................   1
Section 2.4       Beneficiary ..............................................   1
Section 2.5       Board ....................................................   1
Section 2.6       Change in Control 2
Section 2.7       Code .....................................................   3
Section 2.8       Committee ................................................   3
Section 2.9       Company ..................................................   3
Section 2.10      Disability ...............................................   4
Section 2.11      Disinterested Board Member4
Section 2.12      Effective Date ...........................................   4
Section 2.13      Eligible Director 4
Section 2.14      Eligible Individual ......................................   4
Section 2.15      Exchange Act .............................................   4
Section 2.16      Person ...................................................   4
Section 2.17      Plan .....................................................   4
Section 2.18      Service ..................................................   4
Section 2.19      Share ....................................................   5
Section 2.20      Trust ....................................................   5
Section 2.21      Trust Agreement ..........................................   5
Section 2.22      Trust Fund ...............................................   5
Section 2.23      Trustee ..................................................   5

                                   ARTICLE III

                          SHARES AVAILABLE UNDER PLAN

Section 3.1       Shares Available Under Plan...............................   5

                                   ARTICLE IV

                                 ADMINISTRATION

Section 4.1       Committee.................................................   5
Section 4.2       Committee Action..........................................   6
Section 4.3       Committee Responsibilities................................   6





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                                   ARTICLE V

                                 THE TRUST FUND

                                                                            Page
                                                                            ----
Section 5.1       Contributions.............................................   6
Section 5.2       The Trust Fund............................................   7
Section 5.3       Investments...............................................   7

                                   ARTICLE VI

                                     AWARDS

Section 6.1       To Eligible Directors.....................................   7
Section 6.2       To Eligible Individuals...................................   7
Section 6.3       Awards in General.........................................   7
Section 6.4       Share Allocations.........................................   8
Section 6.5       Dividend Rights...........................................   8
Section 6.6       Voting Rights.............................................   8
Section 6.7       Tender Offers.............................................   9

                                   ARTICLE VII

                       VESTING AND DISTRIBUTION OF SHARES

Section 7.1       Vesting of Shares Granted to Eligible Directors...........   9
Section 7.2       Vesting of Shares Granted to Eligible Individuals.........  10
Section 7.3       Designation of Beneficiary................................  10
Section 7.4       Manner of Distribution....................................  10
Section 7.5       Taxes.....................................................  11

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

Section 8.1       Termination..............................................   11
Section 8.2       Amendment................................................   11
Section 8.3       Adjustments in the Event of a Business Reorganization....   12

                                   ARTICLE IX

                                 MISCELLANEOUS

Section 9.1       Status as an Employee Benefit Plan.......................   12
Section 9.2       No Right to Continued Employment.........................   12
Section 9.3       Construction of Language.................................   13
Section 9.4       Governing Law............................................   13
Section 9.5       Headings.................................................   13
Section 9.6       Non-Alienation of Benefits...............................   13
Section 9.7       Taxes....................................................   13
Section 9.8       Approval of Shareholders.................................   14
Section 9.9       Notices..................................................   14






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                            BIG FOOT FINANCIAL CORP.

                       1997 RECOGNITION AND RETENTION PLAN







                                    ARTICLE I

                                     PURPOSE


                  SECTION 1.1       GENERAL PURPOSE OF THE PLAN.

                  The purpose of the Plan is to promote the growth and profitability of the Company and to provide eligible directors and certain key officers of the Company and its affiliates with an incentive to achieve corporate objectives, to attract and retain eligible directors and key officers of outstanding competence and to provide such directors and officers with an equity interest in the Company.

                                   ARTICLE II

                                   DEFINITIONS


                  The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

                  SECTION 2.1 AWARD means a grant of Shares to an Eligible Director or Eligible Individual.

                  SECTION 2.2 AWARD DATE means, with respect to a particular Award, the date specified by the Committee in the notice of the Award issued to the Eligible Director or Eligible Individual by the Committee.

                  SECTION 2.3 BANK means Fairfield Savings Bank, F.S.B., a federally chartered stock savings bank, and any successor thereto.

                  SECTION 2.4 BENEFICIARY means the person designated by an Eligible Director or Eligible Individual pursuant to section 7.3 to receive distribution of any Shares available for distribution to such Eligible Director or Eligible Individual, in the event such Eligible Director or Eligible Individual dies prior to receiving distribution of such Shares.

                  SECTION 2.5 BOARD means the Board of Directors of Big Foot Financial Corp.

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                  SECTION 2.6 CHANGE IN CONTROL means any of the following
events:

         (a) approval by the stockholders of Big Foot Financial Corp. of a transaction that would result in the reorganization, merger or consolidation of Big Foot Financial Corp. with one or more other persons, other than a transaction following which:

                  (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Big Foot Financial Corp.; and

                  (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Big Foot Financial Corp.;

         (b) the acquisition of all or substantially all of the assets of Big Foot Financial Corp. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of Big Foot Financial Corp. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Big Foot Financial Corp. of any transaction which would result in such an acquisition;

         (c) a complete liquidation or dissolution of Big Foot Financial Corp., or approval by the stockholders of Big Foot Financial Corp. of a plan for such liquidation or dissolution;

         (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Big Foot Financial Corp. do not belong to any of the following groups:

                  (i) individuals who were members of the Board of Directors of Big Foot Financial Corp. on the effective date of this Plan; or

                  (ii) individuals who first became members of the Board of Directors of Big Foot Financial Corp. after the effective date of this Plan either:



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                           (A) upon election to serve as a member of the Board
                  of Directors of Big Foot Financial Corp. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                           (B) upon election by the stockholders of Big Foot
                  Financial Corp. to serve as a member of the Board of Directors of Big Foot Financial Corp., but only if nominated for election by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Big Foot Financial Corp.; or

         (e) any event which would be described in section 2.6(a), (b), (c) or
(d) if the term "Fairfield Savings Bank, F.S.B." were substituted for the term "Big Foot Financial Corp." therein.

In no event, however, shall a Change in Control of Big Foot Financial Corp. be deemed to have occurred as a result of any acquisition of securities or assets of Big Foot Financial Corp. by a parent or subsidiary of Big Foot Financial Corp. or by any employee benefit plan maintained by any of them. For purposes of this section 2.6, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  SECTION 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

                  SECTION 2.8 COMMITTEE means the Committee described in section 4.1.

                  SECTION 2.9 COMPANY means Big Foot Financial Corp. And any successor thereto and Fairfield Savings Bank, F.S.B. and any successor thereto, and any direct or indirect subsidiary of either of them which, with the approval of the Board of Directors of Big Foot Financial Corp., adopts this Plan.

                  SECTION 2.10 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with Big Foot Financial Corp. which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  SECTION 2.11 DISINTERESTED BOARD MEMBER means a member of the Board who (a) is not a current employee of Big Foot Financial Corp. or a subsidiary; (b) does not receive remuneration

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from Big Foot Financial Corp. or a subsidiary, either directly or indirectly, in any capacity other than as a director; and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 2.12 EFFECTIVE DATE means December 22, 1997, or such later date on which the stockholders of Big Foot Financial Corp. approve the Plan as contemplated by section 9.8.

                  SECTION 2.13 ELIGIBLE DIRECTOR means a member of the Board of Directors of Big Foot Financial Corp. who is not also an employee of Big Foot Financial Corp. (or any parent, subsidiary or affiliate thereof).

                  SECTION 2.14 ELIGIBLE INDIVIDUAL means any executive officer whom the Committee may determine to be a key officer of Big Foot Financial Corp. (or any affiliate of Big Foot Financial Corp.) and select to receive an Award pursuant to the Plan.

                  SECTION 2.15 EXCHANGE ACT means the Securities and Exchange Act of 1934, as amended (including the corresponding provisions of any succeeding law).

                  SECTION 2.16 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                  SECTION 2.17 PLAN means the Big Foot Financial Corp. 1997 Recognition and Retention Plan, as amended from time to time.

                  SECTION 2.18 SERVICE means service for Big Foot Financial Corp. (or any parent, subsidiary or affiliate of Big Foot Financial Corp.) as an employee in any capacity, service as a director or emeritus director or advisory director of Big Foot Financial Corp., or, with respect to any individual who is contractually bound by restrictive covenants against competition or solicitation which operate to benefit Big Foot Financial Corp. (or any parent, subsidiary or affiliate of Big Foot Financial Corp.), performance under such covenants.

                  SECTION 2.19 SHARE means a share of common stock of Big Foot Financial Corp., par value $.01 per share.

                  SECTION 2.20 TRUST means the legal relationship created by the Trust Agreement pursuant to which the Trustee holds the Trust Fund in trust. The Trust may be referred to as the "Recognition and Retention Plan Trust of Big Foot Financial Corp."

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                  SECTION 2.21 TRUST AGREEMENT  means the agreement between Big
Foot Financial Corp. and the Trustee therein named or its successor pursuant to which the Trust Fund shall be held in trust.

                  SECTION 2.22 TRUST FUND means the corpus (consisting of contributions paid over to the Trustee, and investments therein), and all earnings, appreciations or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

                  SECTION 2.23 TRUSTEE means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee or Trustees appointed by Big Foot Financial Corp.

                                   ARTICLE III

                           SHARES AVAILABLE UNDER PLAN


                  SECTION 3.1       SHARES AVAILABLE UNDER PLAN.

                  The maximum number of Shares available for Awards under the Plan shall be 100,510. Such Shares may be authorized but unissued Shares or treasury Shares purchased from Big Foot Financial Corp. or they may be outstanding Shares purchased from other holders.

                                   ARTICLE IV

                                 ADMINISTRATION


                  SECTION 4.1       COMMITTEE.

                  The Plan shall be administered by the members of the Compensation Committee of Big Foot Financial Corp. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

                  SECTION 4.2       COMMITTEE ACTION.

                  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be


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binding upon the Company and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

                  SECTION 4.3       COMMITTEE RESPONSIBILITIES.

                  Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

         (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

         (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                    ARTICLE V

                                 THE TRUST FUND

                  SECTION 5.1       CONTRIBUTIONS.

                  Big Foot Financial Corp. shall contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by Eligible Directors or Eligible Individuals shall be permitted.

                  SECTION 5.2       THE TRUST FUND.

                  The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The Trust Agreement shall include provisions conferring powers on the Trustee as to the investment, control and disbursement of the Trust Fund, and such other provisions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Trustee at any time in office.

                  SECTION 5.3       INVESTMENTS.

                  The Trustee shall invest the Trust Fund in Shares and in such other investments as may be permitted under the Trust Agreement, including savings accounts, time or other interest


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bearing deposits in, or other interest bearing obligations of, Fairfield Savings
Bank, F.S.B., in such proportions as shall be determined by the Committee; provided, however, that in no event shall the Trust Fund be used to purchase more than 100,510 Shares. Notwithstanding the immediately preceding sentence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Trustee may retain the Trust Fund uninvested or may sell assets of the Trust Fund to provide amounts required for purposes of the Plan.

                                   ARTICLE VI

                                     AWARDS

                  SECTION 6.1       TO ELIGIBLE DIRECTORS.

                  On the Effective Date, each Person who is then an Eligible Director shall be granted an Award of 4,020 Shares.

                  SECTION 6.2       TO ELIGIBLE INDIVIDUALS.

                  Subject to such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted an Award shall be determined by the Committee in its discretion.

                  SECTION 6.3       AWARDS IN GENERAL.

                  Any Award shall be evidenced by a written notice issued by the Committee to the Eligible Director or Eligible Individual, which notice shall:

         (a) specify the number of Shares covered by the Award;

         (b) specify the Award Date;

         (c) specify the dates on which such Shares shall become available for distribution to the Eligible Director or Eligible Individual; and

         (d) contain such other terms and conditions not inconsistent with the Plan as the Board may, in its discretion, prescribe.

                  SECTION 6.4       SHARE ALLOCATIONS.

                  Upon the grant of an Award to an Eligible Director or Eligible Individual, the Committee shall notify the Trustee of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Trustee shall reflect that such number of Shares are being held for the benefit of the Award recipient.

                  SECTION 6.5       DIVIDEND RIGHTS.

                  Any dividends or distributions declared and paid with respect to Shares shall be held in the Trust Fund. If, as of the record date for such dividend or distribution, the Shares with respect to which it is paid are allocated to an Eligible Director or Eligible Individual in connection with an Award, the dividends or distributions shall be distributed as soon as administratively feasible to the holder of the Award.

                  SECTION 6.6       VOTING RIGHTS.

                  (a) Each Eligible Director or Eligible Individual to whom an Award has been made that is not fully vested shall have the right to direct the manner in which all voting rights appurtenant to the Shares related to such Award will be exercised while such Shares are held in the Trust Fund. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person as the Committee shall designate, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Individual, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

                  (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all voting rights appurtenant to such Shares shall be exercised by the Trustee in such manner as the Committee shall direct to reflect the voting directions given by Eligible Director or Eligible Individuals with respect to Shares allocated in connection with their Awards.

                  (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Individual, all annual reports, proxy materials and other information furnished by Big Foot Financial Corp., or by any proxy solicitor, to the holders of Shares.

                  SECTION 6.7       TENDER OFFERS.

                  (a) Each Eligible Director or Eligible Individual to whom an Award has been made that is not fully vested shall have the right to direct, with respect to the Shares related to such Award, the manner of response to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Individual, then the Shares shall not be tendered or exchanged.

                  (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all responses to tender, exchange and other offers appurtenant to such Shares shall be given by the Trustee in such manner as the Committee shall direct to reflect the responses given by Eligible Director or Eligible Individuals with respect to Shares allocated in connection with their Awards.

                  (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Individual, all information furnished by the offeror to the holders of Shares.

                                   ARTICLE VII

                       VESTING AND DISTRIBUTION OF SHARES


                  SECTION 7.1 VESTING OF SHARES GRANTED TO ELIGIBLE DIRECTORS.

                  The Shares subject to each Award granted to Eligible Directors under the Plan shall become vested as follows: (i) 10% of such Shares shall become vested on June 30, 1998; (ii) 20% of such Shares shall become vested June 30, 1999; (iii) 20% of such Shares shall become vested on June 30, 2000; (iv) 20% of such Shares shall become vested June 30, 2001; (v) 20% of such Shares shall become vested on June 30, 2002; and (vi) 10% of such Shares shall become vested on January 1, 2003; provided, however, that the Eligible Director has remained in Service during the period beginning on the Effective Date and ending on the applicable Vesting date; and provided, further, an Award shall become 100% vested upon the Award holder's death, Disability or retirement while in Service and after attaining age 65 or on the effective date of any Change in Control.

                  SECTION 7.2 VESTING OF SHARES GRANTED TO ELIGIBLE INDIVIDUALS.

                  Each Award to an Eligible Individual made under the Plan shall become vested at the times and upon the conditions specified by the Committee in the Award notice, or, if not specified, as follows:

         (a) 20% of the Shares covered by the Award shall be vested on January 31st following the date of grant; and

         (b) 20% of the Shares covered by the Award shall become vested on each of the first, second, third and fourth anniversaries of January 31st following the date of grant;

provided, however, that an Award shall become vested, and all Shares not previously vested shall be distributed, on the date of the Award recipient's death, Disability or retirement while in Service and after attaining normal retirement age under any applicable tax-qualified retirement plan or on the effective date of any Change in Control.

                  SECTION 7.3 DESIGNATION OF BENEFICIARY.

                  An Eligible Director or Eligible Individual who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Com-mittee. In the event that the Beneficiary designated by an Eligible Director or Eligible Individual dies prior to the Eligible Director or Eligible Individual, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Director's or Eligible Individual's death shall be paid to the executor or administrator of the Eligible Director's or Eligible Individual's estate or other fiduciary appointed or authorized by a court of competent jurisdiction to collect this asset. If no court proceeding to initiate the administration or settlement of the estate has been brought within one year after the death of the Eligible Individual or Eligible Director and if no such executor or administrator or other person is appointed within such time as the Committee, in its sole discretion, shall deem reasonable (but in no event earlier than one year after such death), any such undistributed Shares of such deceased person shall be paid to one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

                  SECTION 7.4       MANNER OF DISTRIBUTION.

                  (a) As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to sections 7.1 and 7.2, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

                  (b) Big Foot Financial Corp.'s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. Big Foot Financial Corp. shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

                  SECTION 7.5       TAXES.

                  Big Foot Financial Corp., the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION


                  SECTION 8.1       TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Trustee shall make distributions from the Trust Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust Fund, if any, to Big Foot Financial Corp.

                  SECTION 8.2       AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part at any time; provided, however, that no such amendment shall authorize the issuance of additional Shares under the Plan without the approval of the shareholders of the Company to the extent required by law; and provided, further, that no such amendment shall adversely affect the rights of any person in or with respect to any Award granted hereunder prior to the date on which such amendment is adopted or made effective, whichever is later.

                  SECTION 8.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which Big Foot Financial Corp. is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held in the Trust Fund, including Shares covered by Awards, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which Big Foot Financial Corp. is not the surviving entity, the Trustee shall hold in the Trust Fund any money, stock, securities or other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Director or Eligible Individual shall be adjusted by allocating to the Eligible Director or Eligible Individual receiving such Award the amount of money, stock, securities or other property received by the Trustee for the Shares allocated to such Eligible Director or Eligible Individual without any other change in the terms and conditions of the Award.

                                   ARTICLE IX

                                  MISCELLANEOUS


                  SECTION 9.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

                  SECTION 9.2       NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of employment by the Company or upon any Eligible Director any right to a continuation of his position as a director of the Company. The Company reserves the right to dismiss any Eligible Individual or remove any Eligible Director or otherwise deal with any Eligible Individual or Eligible Director to the same extent that it could if the Plan had not been adopted.

                  SECTION 9.3       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

                  SECTION 9.4       GOVERNING LAW.

                  The Plan shall be construed, administered and enforced according to the federal laws of the United States of America and, in the absence of controlling federal law, according to the internal laws of the State of Illinois applicable to contracts entered into between citizens and residents of the State of Illinois to be performed wholly within the borders of such State.

                  SECTION 9.5       HEADINGS.

                  The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

                  SECTION 9.6       NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

                  SECTION 9.7       TAXES.

                  Big Foot Financial Corp. shall have the right to deduct from all amounts paid and property distributed with respect to an Award under the Plan any taxes required by law to be withheld with respect to such Award, or require the person to whom such cash or property is paid or distributed to pay Big Foot Financial Corp. the amount of any tax which Big Foot Financial Corp. is required to withhold with respect to such payment or distribution, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                  SECTION 9.8       APPROVAL OF SHAREHOLDERS.

                  The Plan and all Awards granted hereunder shall be conditioned on the approval of the Plan by the majority of the votes eligible to be cast by holders of Shares of the Company at a lawful meeting of shareholders. No Award under the Plan shall be effective prior to such approval.

                  SECTION 9.9       NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)       If to the Committee:

                            Compensation Committee of the Board of Directors Big Foot Financial Corp.
                            1190 R.F.D.
                            Long Grove, Illinois 60047


                  (b) If to an Award recipient, to the Award recipient's address as shown in the personnel records of Big Foot Financial Corp.